SCANA Corporation
                 Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 2001
                                   (unaudited)
                              (Dollars in millions)

                                                                      Maximum                      Additional
                                                         SCANA       Financing            Pro      Financing            Pro Forma
                                                       Per 10-Q     Adjustments          Forma     Adjustments         As Adjusted
Assets

Utility Plant, Net                                       $5,080                        $5,080                              $5,080
----------------------------------------------------------------------------------------------------------------------------------
Nonutility Property and Investments
  (net of accumulated depreciation)                         312                           312                                 312
----------------------------------------------------------------------------------------------------------------------------------
Current Assets:
Cash and temporary investments                              142         1,471  (1)      2,924            285 (12)           3,209
                                                                          931  (5)
                                                                          380  (8)

Other current assets                                      1,258                         1,258                               1,258
----------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                      1,400         2,782           4,182            285                4,467
----------------------------------------------------------------------------------------------------------------------------------
Deferred Debits                                             748            40  (1)        808             15 (12)             823
                                                                           20  (8)
----------------------------------------------------------------------------------------------------------------------------------
Total                                                    $7,540        $2,842         $10,382           $300              $10,682
==================================================================================================================================


Capitalization and Liabilities
Stockholders' Investment:
Common Equity                                            $2,131           748  (1)     $2,842                              $2,842
                                                                          (37) (1)
Preferred Stock (not subject to
  sinking fund requirements)                                106                           106                                 106
----------------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Investment                            2,237           711           2,948              -                2,948
----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock (subject to sinking
  fund requirements)                                         10                            10                                  10
----------------------------------------------------------------------------------------------------------------------------------
SCE&G-Obligated Mandatorily Redeemable
  Preferred Securities of SCE&G's
  Subsidiary Trust, SCE&G Trust I,
  holding solely $50 million principal
  amount of the 7.55% Junior Subordinated
  Debentures of SCE&G, due 2027                              50                            50                                  50
----------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt, net                                       2,671           800  (1)      3,871            300 (12)           4,171
                                                                          400  (8)
----------------------------------------------------------------------------------------------------------------------------------
Total Capitalization                                      4,968         1,911           6,879            300                7,179

Current Liabilities                                       1,340           931  (5)      2,271                               2,271

Deferred Credits                                          1,232                         1,232                               1,232
----------------------------------------------------------------------------------------------------------------------------------
Total                                                    $7,540        $2,842         $10,382           $300              $10,682
==================================================================================================================================

                                SCANA Corporation
              Pro Forma Condensed Consolidated Statement of Income
                     Twelve Months Ended September 30, 2001
                                   (unaudited)
                              (Dollars in millions)

                                               12 Months         Maximum                         Additional        Pro Forma
                                                 Ended          Financing          Pro            Financing       As Adjusted
                                             September 30,     Adjustments        Forma          Adjustments     September 30,
                                                 2001                                                                 2001
Operating Revenues                                   $3,903                         $3,903                                 $3,903

Operating Expenses                                    3,356                          3,356                                  3,356
----------------------------------------------------------------------------------------------------------------------------------
Operating Income                                        547             -              547              -                     547

Other Income                                            614                            614                                    614
----------------------------------------------------------------------------------------------------------------------------------
Income Before Interest Charges,
  Income Taxes and Preferred
  Stock Dividends                                     1,161             -            1,161              -                   1,161

Interest Charges, net                                   231             4 (2)          365              2 (13)                385
                                                                       48 (3)                          18 (14)
                                                                       56 (6)
                                                                        2 (9)
                                                                       24 (10)
----------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes and
  Preferred Stock Dividends                             930         (134)              796           (20)                     776

Income Taxes                                            332          (20) (4)          280            (8) (15)                272
                                                                     (22) (7)
                                                                     (10)(11)
----------------------------------------------------------------------------------------------------------------------------------
Income Before Preferred Stock Dividends                 598          (82)              516           (12)                     504

Preferred Dividend Requirement
  of SCE&G-Obligated Mandatorily
  Redeemable Preferred Securities                         4                              4                                      4
----------------------------------------------------------------------------------------------------------------------------------
Income Before Preferred Stock
  Cash Dividends of Subsidiary                          594          (82)              512           (12)                     500

Preferred Stock Cash Dividends
  of Subsidiary (at stated rates)                         7                              7                                      7
----------------------------------------------------------------------------------------------------------------------------------
Net Income                                             $587         $(82)             $505          $(12)                    $493
==================================================================================================================================

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

These Pro Forma Condensed Financial Statements are presented for the purpose of
(a) providing the adjustments that would be required if the current financing authority authorized by the Commission were fully utilized, and (b) providing adjustments that would be required if the current request for increased financing authority were granted and subsequently fully utilized.


     1. To record increased capitalization of $1,548 million ($800 million of debt and $748 million of common stock) to reflect the maximum amount originally authorized by the PUHCA order of February 2000 and amended by the PUHCA order of January 2001, computed as follows, assuming issue cost of 5%.

                            Current financing authority       $ 2,450 million
                            Debt issued to finance                700 million
                            acquisition
                            Debt issued for other purposes        202 million
                                                              ---------------
                            Remaining financing authority     $ 1,548 million
                                                              ===============


     2.   To amortize debt issue costs of $40 million over a 10 year period.

     3. To record interest expense on increased debt ($800 million) at an assumed rate of 6%.

     4. To record the tax effect of Notes 1 and 2 at an assumed effective rate of 39%.
          Note 2.  Tax effect of $1,560,000   Note 3.  Tax effect of $18,720,000

     5. To record increased short-term debt to reflect the maximum amount originally authorized by the PUHCA order of February 2000 and amended by the PUHCA order of January 2001, computed as follows:

                                             SCANA               SCE&G               PSNC
          Current financing authority    $ 450 million       $ 300 million      $ 200 million
          Debt issued                        0 million          19 million          0 million
                                         ----------          ----------         -----------
          Remaining financing authority  $ 450 million       $ 281 million      $ 200 million
                                         ==========          ==========         ===========

          Total Remaining Financing Authority $931 million


     6. To record interest expense on increased short-term debt ($931 million) at an assumed rate of 6%.

     7. To record the tax effect of Note 6 at an assumed effective rate of 39%.
          Note 6.  Tax effect of $21,785,000

     8. To record issuance of long-term debt of $400 million by SCE&G as approved by the South Carolina Public Service Commission, assuming issue costs of 5%.

     9.   To amortize debt issue costs of $20 million over a 10 year period.

     10. To record interest expense on increased debt ($400 million) at an assumed rate of 6%.

     11. To record the tax effect of Notes 9 and 10 at an assumed effective rate of 39%.
          Note 9.  Tax effect of $780,000      Note 10. Tax effect of $9,360,000

     12. To record increased long-term debt to reflect authorization requested in this U-1 amendment, computed as follows, assuming issue costs of 5%:

          Current financing authority             $ 150 million
          Debt issued                               150 million
                                                  ------------
          Remaining available financing authority $   - million
                                                  ============

          Current financing authority             $ 150 million
          Additional authority requested                million
                                                    300
                                                  ------------
          Authority if request approved           $ 450 million
                                                  ============

          Remaining available financing authority
          if request approved                     $ 300 million
                                                  ============

     13.  To amortize debt issue costs of $15 million over a 10 year period.

     14. To record interest expense on increased debt ($300 million) at an assumed rate of 6%.

     15. To record the tax effect of Notes 13 and 14 at an assumed effective rate of 39%.
          Note 13. Tax effect of $585,000      Note 14. Tax effect of $7,020,000